EX-99.13(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions "Independent Auditors" and "Experts" and to the use of our reports dated February 8, 2002 on the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth, Equity Index and Inflation-Linked Bond Accounts of College Retirement Equities Fund, which are incorporated by reference in this Registration Statement on Form N-3 (No. 811-4415) of College Retirement Equities Fund.

                                                          /s/ Ernst & Young LLP

New York, New York
April 26, 2002